UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 31, 2018

Idera Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31918	04-3072298
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

505 Eagleview Blvd., Suite 212
Exton, Pennsylvania	19341
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 348-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In its Current Report on Form 8-K filed with the Securities and Exchange Commission on September 13, 2018, Idera Pharmaceuticals, Inc. (the “Company”) disclosed that on September 10, 2018, Louis J. Arcudi, III, provided notice to the Company of his intent to resign as Chief Financial Officer, principal financial officer and principal accounting officer of the Company effective October 31, 2018 as a result of the company’s recently announced consolidation to Exton, PA headquarters.  Mr. Arcudi served as Chief Financial Officer through such date, at which time Mr. Arcudi and the Company entered into that certain Consulting Services Agreement, dated as of October 31, 2018, by and between the Company and Louis J. Arcudi, III (the “Consulting Agreement”) and the Separation Agreement and Release, dated as of October 31, 2018, by and between the Company and Louis J. Arcudi, III (the “Separation Agreement”).

Under the Consulting Agreement, Mr. Arcudi has agreed to provide such consulting services as may be mutually agreed in connection with the Company’s business requirements for a 12-month period beginning on the effective date of such agreement (the “Consulting Period”). Mr. Arcudi will receive $500 per hour for any such services provided, not to exceed $50,000 without the Company’s consent, as well as reimbursement for pre-approved reasonable expenses.  The agreement also contains non-solicit provisions that apply during the Consulting Period and the one-year period thereafter.

Under the Separation Agreement, Mr. Arcudi will receive a severance pay of $525,115, payable in equal installments on the Company’s regular payroll dates over the 12 months following October 31, 2018 (the “Separation Date”), as well as a lump sum bonus of $103,182, payable on the first regular payroll date after the Separation Date.  In addition, should Mr. Arcudi elect coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended (COBRA), and pay the employee portion of applicable monthly healthcare premiums for coverage for himself and his eligible dependents, he will also receive, for a period of up to 12 months following the Separation Date, a payment equal to the employer portion of such premiums.  In addition, Mr. Arcudi shall receive any accrued compensation as well as certain other benefits, and the time period in which he may exercise any options to purchase Company stock vested and outstanding as of the end of his Consulting Agreement is specified in the Separation Agreement. The Separation Agreement also contains a release of the Company by Mr. Arcudi, a non-compete effective for one year after the Separation Date, and other provisions customary to such agreements.

The foregoing summaries of the Consulting Agreement and Separation Agreement do not purport to be complete and are subject to, and qualified in their entireties by, the full text of the Consulting Agreement and Separation Agreement, copies of which are filed as Exhibits 99.1 and 99.2 hereto, respectively.

Also as disclosed in September 13, 2018 Current Report on Form 8-K, John J. Kirby, the Company’s Vice President of Finance, became the Company’s principal financial officer and principal accounting officer, effective October 31, 2018.

Mr. Kirby receives an annual base salary of $280,000.  He is also eligible to participate in the Company’s Annual Incentive Plan, with a target incentive award of 30% of his annual base salary.  Such awards are discretionary and determined subject to evaluation of performance at the corporate and individual levels, and other performance criteria as may be determined.  Mr. Kirby is also eligible to receive equity grants at the discretion of the Compensation Committee of the Company’s Board of Directors, and to participate in the Company’s benefit plans, which include, but are not limited to, medical, dental, vision, life and disability insurance, flexible spending accounts, and a 401(k) savings plan.  As of October 31, 2018, Mr. Kirby also executed an indemnification agreement in the Company’s Form of Director and Officer Indemnification Agreement filed as Exhibit 10.37 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Item 9.01.                                        Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Shell Company Transactions.

None.

(d) Exhibits.

Exhibit No.	Exhibit Name

99.1	Consulting Agreement
99.2	Separation Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDERA PHARMACEUTICALS, INC.

By:	/s/ Vincent J. Milano
Vincent J. Milano
Chief Executive Officer

Dated: November 2, 2018